UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

October 21, 2010

____________________________

ATHERONOVA INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 21, 2010, AtheroNova Inc. (the “Registrant”) dismissed Anton & Chia, LLP (“Anton & Chia”) as its independent registered public accounting firm.  The decision was approved by the Audit Committee of the Registrant’s Board of Directors.

The reports of Anton & Chia on the Registrant’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the report did contain an explanatory paragraph related to the Registrant’s ability to continue as a going concern.  During the Registrant’s fiscal years ended December 31, 2009 and 2008, and the subsequent period through the date of this report, there were (i) no disagreements with Anton & Chia on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton & Chia would have caused Anton & Chia to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Anton & Chia with a copy of the disclosures made in this Current Report on Form 8-K and requested that Anton & Chia furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree.  A copy of the letter furnished by Anton & Chia is attached as Exhibit 16.1 hereto.

On October 25, 2010, the Registrant engaged Weinberg & Company, P.A. as the Registrant’s new independent registered public accounting firm.  The appointment of Weinberg & Company, P.A. was approved by the Audit Committee of the Registrant’s Board of Directors.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. 16.1	Letter from Anton & Chia, LLP dated October 25, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: October 26, 2010	By:	/s/ Mark Selawski
Mark Selawski
Chief Financial Officer & Secretary

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